FBR Securitization Trust 2005-3
Disclaimer
COMPUTATIONAL MATERIALS
This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.
Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.
Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.
If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.
The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither FBR nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

FBRSI 2005-3

*** Please fill in the WAL’s & Windows for the bottom 3 scenarios (only) ***
Tranche, Ratings
NO PREPAY STRESS

Fwd LIBOR/Swap Shift	Forward LIBOR	+200bp
Prepay Assumptions	1.00x Base Case	1.00x Base Case
	Class M9	Class M9
	(BBB- / Baa3)	(BBB- / Baa3)

Loss Severity: 40%
Recovery Delay: 12 months
% Cum Loss Yield Break	9.11%	8.84%
CDR — Yield Break	8.53	8.23
% Cum Loss 1st $ Principal Loss	8.79%	8.49%
CDR — 1st $ Principal Loss	8.18	7.85

Loss Severity: 60%
Recovery Delay: 12 months
% Cum Loss Yield Break	9.56%	9.20%
CDR — Yield Break	5.65	5.41
% Cum Loss 1st $ Principal Loss	9.20%	8.81%
CDR — 1st $ Principal Loss	5.42	5.15

Loss Severity: 40%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	7.85%	7.51%
CDR — Yield Break	7.17	6.80
% Cum Loss 1st $ Principal Loss	7.57%	7.19%
CDR — 1st $ Principal Loss	6.88	6.48

Loss Severity: 60%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	8.59%	8.18%
CDR — Yield Break	5.02	4.75
% Cum Loss 1st $ Principal Loss	8.26%	7.82%
CDR — 1st $ Principal Loss	4.81	4.52

			+200bp
Fwd LIBOR/Swap Shift	Forward LIBOR	+200bp	Fixed - 50%
Prepay Assumptions	1.00x Base Case	0.50x Base Case	Floating - 100%
	Class M9	Class M9	Class M9
	(BBB- / Baa3)	(AA/Aa2)	(BBB- / Baa3)

Loss Severity: 50%
Recovery Delay: 12 months
% Cum Loss Yield Break	9.37%	15.33%	9.19%
CDR — Yield Break	6.80	6.89	6.09
% Cum Loss 1st $ Principal Loss	9.03%	14.87%	8.77%
CDR — 1st $ Principal Loss	6.52	6.61	5.77

Loss Severity: 50%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	8.28%	13.34%	8.01%
CDR — Yield Break	5.90	5.75	5.19
Average Life	12.24	18.52	16.54
Window (Dates)	137 - 359	264 - 359	188 - 359
% Cum Loss 1st $ Principal Loss	7.97%	12.88%	7.65%
CDR — 1st $ Principal Loss	5.66	5.49	4.93
Average Life	12.76	21.72	17.26
Window (Dates)	127 - 359	223 - 359	160 - 359